Exhibit 99.3

Radion, Inc. and Affiliate

Consolidated Financial Statements (unaudited)

Six Months Ended June 30, 2014 and 2013

Radion, Inc. and Affiliate

CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

Six Months Ended June 30, 2014 and 2013

C O N T E N T S

Page
Consolidated Financial Statements (unaudited):
Balance Sheets	2
Statements of Operations	3
Statements of Cash Flows	4
Notes to Consolidated Financial Statements	5-14

Radion, Inc and Affiliate

Consolidated Balance Sheet

(Unaudited)

	June 30,	December 31,
Assets	2014	2013
Current assets:
Cash and cash equivalents	$1,407,359	$67,321
Trade accounts receivable, net	1,893,572	1,635,658
Inventory, net	—	1,078,365
Prepaid expenses and other current assets	268,801	114,275

Total current assets	3,569,732	2,895,619

Property and equipment:
Equipment	1,956,718	9,767
Equipment under capital lease	2,980,832	1,897,222
Furniture and fixtures	1,309	1,309

	4,938,859	1,908,298
Less accumulated depreciation and amortization	(783,028)	(329,298)

Net property and equipment	4,155,831	1,579,000

Other assets	13,214	4,184

Total assets	$7,738,777	$4,478,803

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,215,114	$855,650
Accrued and other expenses	71,237	1,290,834
Accrued compensation	995,177	862,834
Other liabilities	415,350	497,572
Deferred revenue	800,636	601,127
Due to related party	367,792	103,310
Related party convertible notes payable - short term	335,859	355,859
Capital lease obligation - short term	772,800	581,931

Total current liabilities	5,973,965	5,099,116

Related party convertible notes payable - long term portion	75,000	75,000
Deferred revenue - long term portion	170,932	128,337
Capital lease obligation - long-term portion	1,525,366	1,017,145
Tax liability - uncertain tax positions	1,950,992	167,774

Total liabilities	9,696,255	6,487,372

Commitments and Contingencies (Note 5)

Stockholders’ deficit:
Preferred stock, $ 0.0001 par value: authorized 2,500,000 shares	—	105
Common stock, $ 0 .0001 par value: authorized 25,000,000 shares	1,911	1,986
Additional paid-in capital	1,245,411	1,195,132
Accumulated deficit	(3,528,051)	(3,262,709)

Total stockholders’ deficit	(2,057,878)	(2,065,486)

Non-controlling interest in DermEbx	325,251	56,918

Total liabilities and stockholders’ deficit	$7,738,777	$4,478,800

See accompanying notes to consolidated financial statements.

Radion, Inc and Affiliate

Consolidated Statements of Operations

(unaudited)

	Six months ended June 30,
	2014	2013
Revenue, net	$6,300,935	$2,453,734

Cost of revenue:	1,795,884	1,664,263

Gross profit	4,505,051	789,471

Operating expenses:
Marketing and sales	563,237	367,372
Engineering and product development	82,100	115,157
General and administrative	2,008,125	1,188,640

Total operating expenses	2,653,462	1,671,169

Income (loss) from operations	1,851,589	(881,698)

Other income	75,918	—
Interest income	9,030	4,274
Interest expense	(152,328)	(48,190)

Other expense, net	(67,380)	(43,916)

Income (loss) before income tax expense	1,784,209	(925,614)

Tax expense	(1,783,218)	—

Net income (loss) and comprehensive income (loss)	$991	$(925,614)

See accompanying notes to consolidated financial statements.

Radion, Inc and Affiliate

Consolidated Statements of Cash Flows

(unaudited)

	For the six months ended June 30,
	2014	2013
(in thousands)
Cash flow from operating activities:
Net Income (loss)	$991	$(925,614)
Adjustments to reconcile net income (loss) to net cash provide by (used for) operating activities:
Depreciation	453,729	115,843
Bad debt provision	5,000	77,250
Stock compensation	80,099	78,069
Gain on extinguishment of note payable	84,000
Changes in operating assets and liabilities:
Accounts receivable	(262,914)	(113,585)
Inventory	1,078,365	—
Prepaid and other current assets	(163,555)	(384,754)
Accounts payable	1,359,464	378,744
Accrued expenses	1,287,266	456,513
Deferred revenue	242,104	77,333

Total adjustments	3,995,578	685,413

Net cash provided by (used for) operating activities	3,996,509	(240,201)

Cash flow from investing activities:
Additions to property and equipment	(3,030,561)	(1,014,119)

Net cash used for investing activities	(3,030,561)	(1,014,119)

Cash flow from financing activities:
Contributed capital in DermEbx, LLC	—	450
Proceeds of Debt financing	699,090	910,121
(Repurchase) Issuance of common stock for cash, net	(30,000)	1,000
Other liabilities	275,000
Notes payable	(379,000)	379,950

Net cash provided by (used for) financing activities	374,090	1,291,521

Increase in cash and equivalents	1,340,038	37,201
Cash and equivalents, beginning of period	67,321	35,938

Cash and equivalents, end of period	$1,407,359	$73,139

See accompanying notes to consolidated financial statements.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

1.	NATURE OF BUSINESS

Radion, Inc. (“Radion”) and its variable interest entity, DermEBX, a Series of Radion Capital Partners, LLC (“DermEBX” and collectively “the Company”) specialize in the providing software as a service (“SAAS”) based software, equipment, development, management and technical services to Dermatologists for the treatment of skin cancer.

The Company is subject to risks common to startup companies in similar stages of development including, but not limited to, the need for successful development of new technology, development of markets and distribution channels, raising sufficient capital to support operations, protection of proprietary technology, dependence on key personnel, fluctuations in operating results and risks associated with changes in information technology.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the consolidated accounts and transactions of Radion, Inc. and its variable interest entity, DermEBX, collectively. All intercompany balances and transactions are eliminated in consolidation. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (“FASB ASC”).

A variable interest entity (“VIE”) is an entity with insufficient equity investment or in which the equity holders lack one or more of the characteristics of controlling interests, (which are adequate decision making ability, the obligation to absorb the expected losses, and the right to receive the expected residual returns). Generally accepted accounting principles require VIEs, to be consolidated in an entity’s financial statements if the entity is the primary beneficiary of the VIE. DermEBX, is a VIE due to its insufficient equity. In determining whether it is the primary beneficiary Radion considers, among other things, whether it has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance, including, but not limited to, determining or limiting the scope or purpose of the VIE, selling or transferring property owned or controlled by the VIE, or arranging financing for the VIE. Radion also considers whether it has the obligation to absorb losses of or the right to receive benefits from the VIE. Radion assesses its determination as the primary beneficiary on an ongoing basis.

Radion is considered the primary beneficiary of DermEBX primarily because the officers who have the power to direct the activities of both entities and combined have a majority ownership in both entities. Additionally, there is a software original equipment manufacturer (“OEM”) licenses and service agreement between the entities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities during the reporting period. Actual results could differ from these estimates. Significant estimates include revenue recognition, stock based compensation expense and the useful lives of property and equipment.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, are cash equivalents and accounts receivable. The Company considers all highly liquid investments

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

with an original maturity of 90 days or less at the time of original purchase to be cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company sells its products primarily to small to mid-sized medical practices. Concentrations of credit risk with respect to trade receivables are limited due to the nature of the customers comprising the Company’s customer base.

The Company monitors its accounts receivable credit risk as a matter of policy. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to exist in the Company’s accounts receivable.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year.

Bad debts are written off against the allowance when identified. At June 30, 2014 and 2013, respectively the allowance for doubtful accounts was $184,193 and $107,752.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. The following estimated useful lives used are:

Furniture and fixtures	7 years
Computer equipment	4 years
Equipment Capital Lease	3 years

Impairment of Long-Lived Assets

The Company’s long-lived assets are reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable based on its undiscounted future cash flows. At June 30, 2014 the Company has not identified any impairment of its long-lived assets.

Revenue Recognition

The Company recognizes revenue primarily from the sale of physics and management services, the lease of electronic brachytherapy equipment, supplies and the right to use the Company’s RadionHub software. Revenue is recognized when delivery has occurred, persuasive evidence of an arrangement exists, fees are fixed or determinable and collectability of the related receivable is probable. The Company assesses whether collection is probable by considering a number of factors, including past transaction history with the customer and the creditworthiness of the customer, as obtained from third party credit references. For supplies revenue, delivery has occurred upon shipment provided title and risk of loss have passed to the customer. Services revenue and development fees are considered to be delivered as the services are performed or over the estimated life of the agreement. The Company typically bills items monthly over the life of the agreement except for development fees, which are generally billed in advance or over a 12 month period and the fee for treatment supplies which is generally billed in advance. The Company has determined that each of these elements have standalone value and are separate units of accounting.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605-25. For multiple element arrangements, revenue is allocated to all deliverables based on their relative selling prices. In such circumstances, a hierarchy is used to determine the selling price to be used for allocating revenue to deliverables as follows: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of selling price (“TPE”), and (iii) best estimate of the selling price (“BESP”). VSOE generally exists only when the deliverable is sold separately and is the price actually charged for that deliverable. The process for determining BESP for deliverables without VSOE or TPE considers multiple factors including relative selling prices; competitive prices in the marketplace, and management judgment, however, these may vary depending upon the unique facts and circumstances related to each deliverable.

The Company has determined that sales related to the use of the RadionHub software generally follow the guidance of FASB ASC Topic 605 “Revenue Recognition” (“ASC 605”) as the software is hosted by the Company and the customer is not provided any license right. Accordingly, the software is considered SAAS.

The Company defers revenue from the sale of services related to future periods and recognizes revenue on a straight-line basis in accordance with ASC Topic 605-20, “Services”.

Deferred revenues represent amounts billed for development fees, which are generally billed monthly in advance.

Stock-Based Compensation

The Company accounts for its stock-based compensation awards in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees, including grants of employee stock options and restricted stock and modifications to existing stock options, to be recognized in the consolidated statements of operations based on their fair values. The Company uses the Black-Scholes option pricing model to determine the fair value of options granted.

Consistent with the guidance in FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees, the fair value of each non-employee stock option is estimated at the date of grant using the Black-Scholes option pricing model with assumptions generally consistent with those used for employee stock options, with the exception of expected term, which is over the contractual life.

Compensation expense related to awards to employees is recognized on a straight-line basis based on the grant date fair value over the associated service period of the award, which is generally the vesting term. Awards to non-employees are adjusted through stock-based compensation expense as the award vests to reflect the current fair value of such awards, and expensed using an accelerated attribution model.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected term, risk-free interest rate and expected dividends. The Company does not have a history of market prices of its common stock as it is not a public company, and as such volatility is estimated using historical volatilities of similar public entities. The expected life of the employee awards is estimated based on the simplified method. The risk free interest rate assumption is based on observed interest rates appropriate for the terms of the awards. The dividend yield assumption is based on the history and expectation of paying no dividends.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

There were no stock options granted during the six months ended June 30, 2014 and 2013.

The Company recorded stock-based compensation expense in connection with share-based awards of $80,099 and $78,069 for the years ended June 30, 2014 and 2013, respectively which is included in the accompanying statements of operations. As of June 30, 2014 there was $26,145 of unrecognized compensation expense related to non-vested stock option awards that is expected to be recognized over a weighted average period of 2.0 years. No tax benefit was recorded related to options grants during 2014.

Fair Value of Financial Instruments

The Company accounts for the fair value measurements in accordance with accounting guidance that defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 -	Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. The Company does not have any instruments meeting the criteria of Level 1 inputs.

Level 2 -	Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. The Company does not have any instruments meeting the criteria of Level 2 inputs.

Level 3 -	Pricing inputs include unobservable inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability, which are developed based on the best information available.

Assets and liabilities that are within the provisions of accounting guidance that defines fair value, such as the Company’s warrant liabilities, are recorded at fair value using market valuation approaches. The Company’s warrant liabilities are not exchange traded instruments and no observable inputs exist. The warrants are valued based on unobservable inputs that reflect the reporting entity’s own assumptions in pricing the liabilities and accordingly classified as level 3 inputs.

Financial instruments measured and reported at fair value on a recurring basis as of June 30, 2014 and 2013 are as follows:

	Balance as of June 30, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Warrant liabilities	$88,571	$—	$—	$88,571

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

	Balance as of June 30, 2013	Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Warrant liabilities	$88,450	$—	$—	$88,450

Activity for liabilities classified as Level 3:

Level 3
Beginning balance at December 31, 2012	$88,450
Change in fair value	—

Ending balance at June 30, 2013	$88,450

Level 3
Beginning balance at December 31, 2013	$88,571
Change in fair value	—

Ending balance at June 30, 2014	$88,571

The valuation of these instruments is determined using widely accepted valuation techniques including the Black-Scholes Pricing Model. The fair value was determined using this model with assumptions for volatility, expected dividend yield; expected term and risk-free interest rate (see Note 7). The warrants are categorized as Level 3 of the fair value hierarchy.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the six mont period ended June 30, 2014 and 2013, respectively totaled $406 and $1,831.

Income Taxes

The Company uses the liability method under FASB ASC Topic 740, Income Taxes, in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and for net operating loss carry forwards, measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company follows the provisions of applicable accounting standards relative to accounting for uncertain tax positions. Under these provisions, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax positions as well as the consideration of the available facts and circumstances.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

3.	PROPERTY AND EQUIPMENT

The balance of property and equipment at June 30, 2014 and December 31, 2013 is as follows:

	2014	2013
Property and equipment
Furniture and fixtures	$1,309	1,309
Equipment under capital lease	2,980,832	1,897,222
Equipment	1,956,718	9,767

	4,938,859	1,908,298
Less - accumulated depreciation	(783,028)	(329,298)

	$4,155,831	1,579,000

Depreciation expense for the six months ended June 30, 2014 and 2013 respectively was $453,729 and 115,843.

4.	RELATED PARTY CONVERTIBLE NOTES PAYABLE

At June 30, 2014 the Company had approximately $410,859 of Notes Payable outstanding with shareholders. The Notes are convertible to preferred stock in the event the Company consummates, prior to the maturity date of the note, an equity financing pursuant to which it sells shares of a series of Preferred Stock (the “Preferred Stock”), and with the principal purpose of raising capital (a “Qualified Equity Financing”), then the outstanding principal amount of and all accrued interest under this Note shall automatically convert into a number of shares of such Preferred Stock equal to the outstanding principal amount of and all accrued interest under this Note, divided by the price per share at which the Preferred Stock is sold in the Qualified Equity Financing. The conversion to Preferred Stock is subject to discounts of 10%, 20% or 30% based on the date the Qualified Equity Financing is completed. Conversion of the notes is contingent upon a subsequent financing event, if such event where to occur, a beneficial conversion would be measured and recorded in earnings in the period of the financing event.

The Convertible Notes bear interest at the rate of 5% per annum and all outstanding principal and interest is due at the maturity date if not converted into preferred stock issued at a Qualified Equity Financing before the maturity date. The notes mature at various dates through 2017.

5.	COMMITMENTS AND CONTINGENCIES

Capital Leases

The Company entered into two separate Master Lease Agreements (“Lease One” and “Lease Two”) for the use of equipment. The Company subsequently rents this equipment to the customer for use in their dermatology practice.

The term of Lease One is 36 months. The Company has leased 6 machines pursuant to the Master Lease. A security deposit of approximately 5% of the aggregate equipment capitalized cost was paid at the execution of each lease schedule. The Company has the right to return all the equipment under each lease schedule at the end of the term.

The term of Lease Two is 36 months. The Company has leased 4 machines pursuant to the Master Lease. A security deposit of approximately $19,000 was paid at the execution of the lease schedule. The Company has the right to return all the equipment under each lease schedule at the end of the term.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

The leased equipment has been included in the Company’s balance sheet at June 30, 2014 and depreciated in the same manner as its other fixed assets. The leased equipment had a cost of $2,968,740 at June 30, 2014, and the related amortization of these leases totaled $748,028 as of June 30, 2013.

Future minimum payments under capital leases for the as of June 30, 2014 are approximately as follows:

2014	$611,751
2015	1,223,502
2016	825,183
2017	86,211

2,746,467
Less-interest	(448,481)

Present value of minimum capital lease obligations	2,298,166
Less-current portion of capital lease obligations	(772,800)

$1,525,366

Operating Leases

The Company leases approximately 1,000 square feet consisting of two separate office facilities under non-cancelable operating leases each expiring March 31, 2016. Rent expense under these agreements was $20,493 and $13,513 for the six months ended June 30, 2014 and 2013 respectively.

The Company’s future minimum payments related to the leased facility are shown below.

Future minimum payments under non-cancelable operating leases as of June 30, 2014 are as follows:

2014	$19,369
2015	39,609
2016	9,975

$68,953

Other Liabilities

The Company borrowed $359,000 from an individual with no formal agreement. The amount was settled in January 2014 for $275,000 and a gain of $89,000 was recorded.

6.	STOCKHOLDERS’ DEFICIT

Common Stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors. Upon liquidation, dissolution, or winding up, the stock holders are entitled to share pro rata in the net assets available after the payment of the liquidation preference of holders of any outstanding preferred stock.

The Company has 25,000,000 authorized shares of common stock, of which 5,037,500 are reserved for future issuance:

Series A preferred stock

The Company has 2,500,000 authorized shares of Series A preferred stock and 1,052,189 shares issued with 1,447,811 reserved for future issuance. In February 2014, these outstanding shares were cancelled.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

Conversion Rights

The Series A preferred stock is convertible into the Company’s common stock, at any time, at the option of the holder. Each share of Series A and A-1 preferred stock is convertible into 1 share of common stock, subject to certain anti-dilution adjustments. All outstanding shares of Series A preferred stock shall automatically convert into common shares upon (i) the vote of at least 50% of the then outstanding shares of preferred stock or (ii) if the Company shall effect a firm commitment underwritten public offering for which the gross proceeds is not less than $20,000,000.

Voting

The holders of Series A preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock could be converted as of the record date.

Dividends

The holders of Series A preferred stock are entitled to receive dividends when and if declared by the Board of Directors.

Liquidation Preference

Upon liquidation of the Company, each holder of outstanding shares of preferred stock shall be entitled to be paid out the assets of the Company before any payment is made to the holders of Common Stock. Payments include any undeclared, unpaid dividends. If assets are insufficient to pay the aggregate preferred preference amounts, then the preferred stockholders shall share ratably in any distribution in connection with a liquidation event in proportion to the respective amounts to which they are entitled. If assets remain for distribution after satisfying the preferred preference amounts, the remaining assets and funds of the Company shall be distributed among the common stockholders pro rata based on the number of shares held by each holder.

Preferred Stock Warrants

The Company issued warrants to purchase 199,772 shares of Preferred Stock on various dates during 2009 through 2013. The warrants have an exercise price of $0.04 per share and expire in 2016 and 2020. The grant date fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions; risk free interest rate at 0.36%-3.03%, no dividend yield, volatility of 43%-63% and an estimated life of 7-10 years. The warrants are accounted for as other liabilities in the accompanying balance sheet and adjustments to fair value are recorded at each reporting date as a component of other income (expense).

7.	STOCK OPTIONS

The Company established the 2009 Incentive Stock Plan (the 2009 Plan) which provides for shares of common stock to be issued as incentive stock options (ISOs) or nonqualified stock options and as restricted stock. Exercise prices and vesting periods are determined on the date of grant by the board of directors. Options generally vest ratably over 4 years and expire ten years from the date of grant. As of June 30, 2014 the Company has reserved a total of 4,500,000 shares of its common stock for issuance pursuant to the 2009 Plan and there were 755,000 shares available for future grant.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

Option activity under the 2009 Plan is as follows:

	Number of Options	Weighted- Average Exercise Price Per Share
Outstanding options at December 31, 2013	3,207,500	$0.04
Granted	—	—
Exercised	—	—
Canceled	—	—

Outstanding at June 30, 2014	3,207,500	$0.04

Options exercisable at June 30, 2014	1,903,750	$0.04

Information regarding stock options outstanding that are vested or expected to vest as of June 30, 2014 is as follows:

Vested and Expected to Vest				Options Exercisable
Exercise Prices	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)
$0.04	3,207,500	$0.04	6.93	1,903,750	$0.04	7.61

8.	INCOME TAXES

The Company has recorded tax expense of $0 and $1,783,218 for the six months ending June 30, 2013 and June 30, 2014, respectively. The tax expense relates to uncertain income tax positions. The Company follows the provisions of applicable accounting standards relative to accounting for uncertain tax positions. Under these provisions, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax positions as well as the consideration of the available facts and circumstances.

As of June 30, 2013 and June 302, 2014, the Company had recorded $0 and $1,950,992, respectively, of unrecognized income tax benefits. The Company records interest and penalties related to unrecognized benefits through income tax expense.

The Company’s federal and state income tax returns remain subject to examination for three or four years depending on the state’s statute of limitations.

The Company uses the liability method under FASB ASC Topic 740, Income Taxes, in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and for net operating loss carry forwards, measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

9.	VARIABLE INTEREST ENTITY

As indicated in Note 1, Radion has consolidated a VIE under the requirements of US GAAP. As and for the period ended June 30, 2014, Radion consolidated DermEBX. The entity’s assets, liabilities and results of operations are included in the Company’s consolidated financial statements. The VIE’s equity holders’ interests are reflected in “net income attributable to the noncontrolling interests” in the consolidated statement of operations and “noncontrolling interests” in the consolidated balance sheet.

Summarized carrying amounts of the assets and liabilities of the VIE as of June 30, 2014 are as follows:

2014
Current assets	$3,492,319
Property, net	4,142,931

Total assets	$7,635,250

Current liabilities	$3,835,642
Capital lease obligation	1,525,366
Tax liability—uncertain tax positions	1,950,992

Total liabilities	7,312,000

Members equity	100,400
Accumulated income	222,850

Total liabilities and equity	$7,635,250

Assets of DermEBX are not available to settle obligations of Radion. The VIE’s creditors lack recourse against the general credit of Radion.

10.	RELATED PARTY TRANSACTIONS

The Company transacts with a related party, Radion Capital Partners. Radion Capital Partners leases equipment to the Company and as of June 30, 2014, the Company owed approximately $1,601,748 related to Lease One as discussed in Note 5, and approximately $349,000 related to an outstanding payable.

11.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 29, 2014, the date which the financial statements were available to be issued. The following events occurred

On July 15th, 2014, DermEbx, LLC and Radion, Inc agreed to be acquired by iCAD, Inc for approximately $12.4 million in consideration. In connection with the acquisition by iCAD, the outstanding related party convertible notes payable were paid in cash.